Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into by and between Lantronix, Inc., and its subsidiaries (“Lantronix”), and Kurt F. Busch (“Employee”).

Recitals

A. Lantronix and Employee mutually agree that Employee’s employment with Lantronix will terminate, effective November 18, 2015 (“Termination Date”); and

B. Lantronix and Employee do not anticipate that there will be any disputes between them or legal claims arising out of Employee’s separation from employment, but nevertheless, desire to ensure a completely amicable parting and to settle fully and finally any and all differences or claims that might arise out of Employee’s employment.

Agreement

1.               Effective Date. This Agreement shall not become effective until the eighth (8th) calendar day after Employee and Lantronix execute this Agreement. Such date shall be the “Effective Date” of this Agreement.

2.               Severance Benefits.

(A) In exchange for the general release of claims and other good and valuable consideration, Lantronix agrees to provide the following benefits to Employee (the “Severance Benefits”): (1) Lantronix will pay Employee an amount equal to $271,191.00 (“Severance Pay”), less all normal withholdings for federal and state income taxes and payroll taxes; and (2) amend the Restricted Stock Unit Award Agreement dated September 1, 2015 to provide that all 50,000 RSUs shall vest upon the Effective Date of this Agreement. Employee acknowledges that a portion of the shares subject to the RSUs will be withheld to cover Employee’s withholdings for state and federal income taxes and, as a result, the number of shares actually issued upon vesting of the RSUs will be fewer than 50,000. Employee acknowledges that Employee is not entitled to receive the Severance Benefits unless Employee executes and does not revoke this Agreement, and that no payments due to Employee hereunder shall be made or begin before the Effective Date. The Severance Pay will be paid in a lump sum on or before the 53rd calendar day following the Termination Date.

(B) Employee will be advised of Employee’s COBRA continuation rights. If Employee elects COBRA continuation coverage, the making of timely premium payments is solely Employee’s obligation.

(C) Employee will be provided with career transition services for a three (3) month period from the Effective Date by Right Management Consultants or a comparable provider of such services. Employee should refer to the brochure provided during Employee’s exit package for more details.

(D) Except to the extent expressly set forth herein, any benefit or compensation to which Employee is entitled under any agreement between Employee and Lantronix or any of its subsidiaries or under any plan maintained by Lantronix or any of its subsidiaries in which Employee participates or participated, including but not limited to the Lantronix 2000 Stock Plan, the Lantronix 2010 Inducement Equity Incentive Plan, the Lantronix 2010 Stock Incentive Plan, and the Amended and Restated 2010 Stock Incentive Plan (collectively, the “Equity Plans”) shall not be modified or lessened in any way, but shall be payable according to the terms of the applicable plan or agreement.

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3. General Release of Claims.

(A) In exchange for the consideration provided in this Agreement, Employee and Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively the “Releasors”) irrevocably and unconditionally fully and forever waive, release and discharge Lantronix, its subsidiaries and other corporate affiliates and each of their respective employees, officers, directors, owners, shareholders and agents (collectively referred to herein as, the “Released Parties”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, (collectively “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to (i) Employee’s hire, benefits, employment, termination or separation from employment with Lantronix and (ii) any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter that existed or arose on or before, and including, the date of Employee’s execution of this Agreement, including, but not limited to (A) any claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended, the California Fair Employment and Housing Act, as amended, and/or any other Federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and (B) any tort and/or contract claims, including, but not limited to, any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. However, this general release of claims excludes, and Employee does not waive, release or discharge any (i) right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency; (ii) claims under state workers’ compensation or unemployment laws; (iii) indemnification rights Employee has against Lantronix, and/or (iv) any other claims that cannot be waived by law.

(B) In further consideration of the payments and benefits provided to Employee by this Agreement, the Releasors hereby unconditionally release and forever discharge the Released Parties from any and all Claims that the Releasors may have as of the date Employee signs this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended. By signing this Agreement, Employee hereby acknowledges and confirms that: (i) in connection with Employee’s termination of employment, Employee has been advised by Lantronix to consult with an attorney of Employee’s choice before signing this Agreement to have the attorney explain the terms and effect of signing this Agreement, including Employee’s release of claims under the ADEA, and that Employee has in fact consulted with an attorney; (ii) Employee was given no less than 45 calendar days to consider the terms of the Agreement and consult with an attorney of Employee’s choice; (iii) Employee is providing this release in exchange for consideration in addition to that which Employee is already entitled; (iv) Employee understands that Employee has seven (7) calendar days from the date of signing this Agreement to revoke the release in this paragraph by providing Lantronix with a written notice of Employee’s revocation of the release and waiver contained in this paragraph; (vii) Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the date on which Employee signs this Agreement and (viii) Employee knowingly and voluntarily accepts the terms of this Agreement.

(C) Employee hereby covenants and agrees not to file, commence or initiate any suits, grievances, demands or causes of action against the Released Parties based upon or relating to any of the claims released pursuant to this Agreement. If Employee breaches this covenant not to sue, Employee hereby agrees to pay all of the reasonable costs and attorneys’ fees actually incurred by the Released Parties in defending against such claims, demands or causes of action, together with such and further damages as may result, directly or indirectly, from that breach. Moreover, Employee agrees that Employee will not persuade or instruct any person to file a suit, claim or complaint with any state or federal court or administrative agency against the Released Parties. In accordance with 29 C.F.R. § 1625.23(b), nothing in this covenant not to sue is intended to preclude Employee from challenging the validity of this Agreement under the OWBPA, 29 U.S.C. § 626(f), with respect to claims under the ADEA, and Lantronix shall not be entitled to recover any consideration paid under this Agreement, damages or its attorneys’ fees and costs resulting from such challenge.

(D) Nothing in this Agreement shall interfere with Employee’s right to file a charge, cooperate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, or other federal or state regulatory or law enforcement agency. However, the consideration provided to Employee in this Agreement shall be the sole relief provided to Employee for the claims that are released by Employee herein. To the maximum extent permitted by law, Employee agrees that Employee will not seek and waives any right to accept any relief or award from any charge or action against the Released Parties before any federal, state, or local administrative agency or federal, state or local court whether filed by Employee or on Employee’s behalf with respect to any claim or right released in this Agreement.

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(E) This Release shall be a release of all claims, whether known or unknown, and Employee hereby expressly waives and release all rights reserved to Employee by Section 1542 of Civil Code of the State of California, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(F) Employee understands and acknowledges that the significance and consequence of the foregoing waiver of Section 1542 of the Civil Code is that even if Employee should eventually suffer damages from Lantronix (including, but not limited to, as arising out of Employee’s employment with Lantronix), Employee will not be permitted to make any claim whatsoever for those damages. Furthermore, Employee acknowledges and understands that Employee intends such consequences even as to claims for injury or damages that may exist as of the date for this Agreement but which Employee does not know exists, and which, if known, would materially affect Employee’s decision to execute this Agreement. Employee further acknowledges and understands that the foregoing release is operative regardless of the reasons for Employee’s lack of knowledge of such claims (whether the lack of knowledge is a result of ignorance, oversight, error, negligence, or any other cause, and regardless of whether such cause is through no fault of Employee or through the fault of Lantronix).

4. Employee Representations. Employee specifically represents, warrants and confirms that: (a) throughout Employee’s employment, Employee was fully paid all amounts due from Lantronix and appropriately compensated for all hours worked in accordance with the Fair Labor Standards Act and other applicable law, if any; (b) throughout Employee’s employment, Employee has been provided with all leave to which Employee was entitled under Lantronix’ policies and applicable law; (c) Employee has no claims, complaints or actions of any kind filed against the Released Parties with any court of law, or local, state or federal government or agency; (d) Employee has not engaged in, is not aware of, or has fully disclosed to Lantronix, any matters for which Employee was responsible or which came to Employee’s attention as an employee of Lantronix that might give rise to, evidence, or support any claim of illegal conduct, regulatory violation, unlawful discrimination, or other cause of action against Lantronix.

5. No Admission of Wrongdoing or Liability. Nothing contained in this Agreement shall constitute, or be construed as or is intended to be an admission or an acknowledgment by Employee, Lantronix or the Released Parties of any wrongdoing or liability, all such wrongdoing and liability being expressly denied.

6. Confidentiality. Employee agrees to maintain absolute confidentiality and secrecy concerning the terms of this Agreement and will not reveal, or disseminate by publication in any manner whatsoever this document or any matters pertaining to it to any other person except Employee’s immediate family members, legal advisors, financial planners, or tax preparers who are also bound by this confidentiality provision, or as required by legal process.

7. Continuing Obligations. Employee acknowledges and agrees to comply with Employee’s continuing obligations under (i) the Employment, Confidential Information, and Invention Assignment Agreement between Employee and Lantronix (the “Confidentiality Agreement”) and (ii) Offer Letter dated as of August 11, 2011 (the “Employment Agreement”), including but not limited to Employee’s obligations not to use or disclose, at any time, any trade secret, confidential or proprietary information of the Company and not to solicit employees of the Company.

8. Non-Disparagement.

(A) Employee agrees not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, including but not limited to any statements made via social media, on websites or blogs, that defame, disparage or in any way criticize the personal or business reputation, practices, or conduct of Lantronix, or any of the Released Parties. This Section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The Employee shall promptly provide written notice of any such order to Lantronix’ General Counsel and Vice President of Human Resources.

(B) Lantronix will not make any public statements (or authorizing any statements to be reported as being attributed to Lantronix), that defame, disparage or in any way criticize the personal or business reputation, practices, or conduct of Employee (for purposes of this Section 8(B), in regard to Lantronix’s non-disparagement obligations only, “Lantronix” shall mean the current officers and directors of Lantronix as of the Termination Date. In accordance with Lantronix’s usual practice, Lantronix will confirm Employee’s dates of employment and Employee’s job description upon request. Nothing in this Section 8 shall prevent or prohibit Lantronix or any Released Parties from testifying in any legal proceeding, including at deposition, hearing or trial, from cooperating in good faith in any governmental investigation or action, or from making any report required by law.

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9. Lantronix Property. Employee must return all company property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other company property in Employee’s possession; provided that Employee will be permitted to retain one laptop computer, one mobile phone and one iPad. Employee further represents that Employee has not copied, printed or caused to be copied or printed out any documents or other material originating with or belonging to Lantronix.

10. Cooperation. The parties agree that certain matters in which Employee has been involved during Employee’s employment may necessitate Employee’s cooperation with Lantronix in the future. Accordingly, for a period of six months following the Separation Date, to the extent reasonably requested by Lantronix, Employee shall cooperate with Lantronix in connection with matters arising out of Employee’s service to Lantronix; provided that, Lantronix shall make reasonable efforts to minimize disruption of Employee’s other activities. Lantronix shall reimburse Employee for reasonable expenses incurred in connection with such cooperation.

11. Knowing and Voluntary Acknowledgement. Employee specifically agrees and acknowledges that: (a) Employee has read this Agreement in its entirety and understands all of its terms; (b) Employee has been advised of and Employee’s right to, and provided an opportunity to, consult with Employee’s attorney prior to executing this Agreement; (c) Employee knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (d) Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; (e) Employee is not waiving or releasing rights or claims that may arise after Employee’s execution of this Agreement; and that (f) Employee understands that the waiver and release in this Agreement is being requested in connection with the cessation of Employee’s employment with Lantronix.

12. Breach of Agreement. If Employee violates any covenant in this Agreement or otherwise breaches any of the terms or conditions hereof, to the maximum extent permitted by applicable law, Lantronix shall be relieved of all liability and obligations to make any further payments under this Agreement. If either party brings a claim for breach of the terms of this Agreement, the prevailing party shall be entitled to its reasonable attorneys’ fees and expenses incurred in prosecuting or defending such an action.

13. Mutual Arbitration Agreement. Lantronix and Employee agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement shall be settled by final and binding arbitration in Orange County, California in accordance with the California Civil Code section 1280 et seq. by JAMS. The arbitrator may grant any and all injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction thereof. The prevailing party in any arbitration or action to enforce or interpret this Agreement shall be entitled to an award to recover any and all attorneys’ fees, costs and expenses. Neither party shall disclose the existence of any dispute or the terms of any arbitration decision to any third party, other than legal counsel, accountants, and financial advisors or as required by applicable law.

EMPLOYEE UNDERSTANDS AND ACKNOWLEDGES THAT THIS PARAGRAPH 13 CONSTITUTES AN EXPRESS WAIVER OF ANY RIGHT TO A TRIAL IN COURT (INCLUDING, WITHOUT LIMITATION, A JURY TRIAL).

14. Miscellaneous Provisions.

(A) This Agreement contains the complete, entire understanding of the parties. This Agreement supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof; provided, however, that (i) Employee’s surviving obligations under the Confidentiality Agreement and the Employment Agreement; and (ii) Employee’s rights under any award agreements pursuant to the Equity Plans and under the Indemnification Agreement dated November 21, 2014, remain in full force and effect in accordance with their terms and shall remain unaffected by virtue of this Agreement. This Agreement may be amended or modified only by an agreement in writing. If any provision of this Agreement is determined to be invalid or otherwise unenforceable, then that invalidity or unenforceability shall not affect any other provision of this Agreement, which shall continue and remain in full force and effect.

(B) All of the terms and provisions of this Agreement shall be binding upon each of the parties hereto and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, personal representatives, successors and permitted assigns. Employee may not assign this Agreement or any right or obligation hereunder without the express and prior written consent of Lantronix.

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(C) The parties agree that this Agreement shall be construed, enforced and governed by the laws of the State of California, excluding its conflict of laws rules.

(D) Each of the parties hereto shall execute any and all other documents or instruments necessary or mutually desirable in order to carry out the provisions of this Agreement in good faith.

(E) No provision of this Agreement shall be interpreted for or against any party hereto because any such party or any such party’s legal counsel drafted such provision. This Agreement shall be deemed to have been duly drafted and reviewed and review by each of the parties hereof.

(F) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by delivery of original signature via facsimile or electronic transmission.

(G) Each of the parties hereof has been adequately represented by legal counsel or has had adequate opportunity to consult with legal counsel and has affirmatively chosen to waive the right to do so. Neither party may raise any claim or defense in any interpretation of this Agreement or otherwise that asserts that: (i) such party was not adequately involved in the drafting and review of this Agreement; (ii) such party was not adequately represented by legal counsel; (iii) such party did not fully understand each of the terms and conditions of this Agreement; or (iv) such party did not intend to be legally bound by each and every provision hereof.

15. Acknowledgment of Full Understanding. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT BY SIGNING THIS AGREEMENT EMPLOYEE IS GIVING UP AND WAIVING IMPORTANT LEGAL RIGHTS.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties have hereby executed this Agreement as of the date written below.

EMPLOYEE

By: /s/ Kurt F. Busch	December 8, 2015
Name: Kurt F. Busch	Date

LANTRONIX

By: /s/ Jeremy Whitaker	December 8, 2015
Name: Jeremy Whitaker	Date
Title: Chief Financial Officer

By: /s/ Paul Folino	December 8, 2015
Name: Paul Folino	Date
Title: Chairman, Corporate Governance & Nominating Committee

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